BROWN, CUMMINS & BROWN CO., L.P.A.
                         ATTORNEYS AND COUNSELORS AT LAW
                                3500 CAREW TOWER
J. W. BROWN (1911-1995)       441 VINE STREET                 JOANN M. STRASSER
JAMES R. CUMMINS            CINCINNATI, OHIO 45202           AARON A. VANDERLAAN
ROBERT S BROWN             TELEPHONE (513) 381-2121
DONALD S. MENDELSOHN       TELECOPIER (513) 381-2125             OF COUNSEL
LYNNE SKILKEN                                                 GILBERT BETTMAN
AMY G. APPLEGATE
KATHRYN KNUE PRZYWARA
MELANIE S. CORWIN



                                          October 8, 1999


Alpha Analytics Investment Trust
1901 Avenue of the Stars, Suite 1100
Los Angeles, CA 90067

Gentlemen:


          A legal opinion that we prepared was filed with your Registration Statement on Form N-1A (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 1 to your Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.

                                          Very truly yours,

                                      /s/ Brown, Cummins & Brown Co., L.P.A.
                                          Brown, Cummins & Brown Co., L.P.A.